P R E S S R E L E A S E
Vornado Announces Second Quarter 2026 Financial Results
New York City | August 3, 2026
Vornado Realty Trust (NYSE: VNO) reported today:
Quarter Ended June 30, 2026 Financial Results
NET INCOME attributable to common shareholders for the quarter ended June 30, 2026 was $16,434,000, or $0.08 per diluted share, compared to $743,819,000, or $3.70 per diluted share, for the prior year's quarter. The decrease is primarily due to the $803,248,000 gain related to the 770 Broadway master lease with New York University ("NYU") during the three months ended June 30, 2025.
FUNDS FROM OPERATIONS ("FFO") attributable to common shareholders plus assumed conversions (non-GAAP) for the quarter ended June 30, 2026 was $144,078,000, or $0.74 per diluted share, compared to $120,928,000, or $0.60 per diluted share, for the prior year's quarter. Adjusting for the items that impact period-to-period comparability listed in the table on the following page, FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the quarter ended June 30, 2026 was $131,073,000, or $0.67 per diluted share, and $113,324,000, or $0.56 per diluted share, for the prior year's quarter.
Six Months Ended June 30, 2026 Financial Results
NET LOSS attributable to common shareholders for the six months ended June 30, 2026 was $6,408,000, or $0.03 per diluted share, compared to net income attributable to common shareholders of $830,661,000, or $4.14 per diluted share, for the six months ended June 30, 2025. The decrease is primarily due to the $803,248,000 gain related to the 770 Broadway master lease with NYU during the six months ended June 30, 2025.
FFO attributable to common shareholders plus assumed conversions (non-GAAP) for the six months ended June 30, 2026 was $240,391,000, or $1.22 per diluted share, compared to $256,028,000, or $1.27 per diluted share, for the six months ended June 30, 2025. Adjusting for the items that impact period-to-period comparability listed in the table on the following page, FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the six months ended June 30, 2026 was $234,241,000, or $1.19 per diluted share, and $239,628,000, or $1.19 per diluted share, for the six months ended June 30, 2025.

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The following table reconciles FFO attributable to common shareholders plus assumed conversions (non-GAAP) to FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP):

(Amounts in thousands, except per share amounts)	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
FFO attributable to common shareholders plus assumed conversions (non-GAAP)(1)	$144,078	$120,928	$240,391	$256,028
Per diluted share (non-GAAP)	$0.74	$0.60	$1.22	$1.27

Certain (income) expense items that impact FFO attributable to common shareholders plus assumed conversions:
606 Broadway debt extinguishment gain, net of noncontrolling interests	$(16,141)	$—	$(16,141)	$—
Deferred tax liability on our investment in the Farley Building (held through a taxable REIT subsidiary)	2,679	3,337	5,663	6,542
Gain on sale of Canal Street residential condominium units	—	(8,362)	—	(10,337)
After-tax net gain on sale of 220 Central Park South ("220 CPS") condominium units and ancillary amenities	—	—	—	(11,110)
Other	(656)	(3,217)	3,797	(2,895)
	(14,118)	(8,242)	(6,681)	(17,800)
Noncontrolling interests' share of above adjustments on a dilutive basis	1,113	638	531	1,400
Total of certain (income) expense items that impact FFO attributable to common shareholders plus assumed conversions, net	$(13,005)	$(7,604)	$(6,150)	$(16,400)
Per diluted share (non-GAAP)	$(0.07)	$(0.04)	$(0.03)	$(0.08)

FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP)	$131,073	$113,324	$234,241	$239,628
Per diluted share (non-GAAP)	$0.67	$0.56	$1.19	$1.19
________________________________
(1)See page 10 for a reconciliation of net income (loss) attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions (non-GAAP) for the three and six months ended June 30, 2026 and 2025.
FFO, as Adjusted Bridge - Q2 2026 vs. Q2 2025
The following table bridges our FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the three months ended June 30, 2025 to FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the three months ended June 30, 2026:

(Amounts in millions, except per share amounts)	FFO, as Adjusted
	Amount	Per Share
FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the three months ended June 30, 2025	$113.3	$0.56

Increase / (decrease) in FFO, as adjusted due to:
Rent commencements, net of lease expirations	13.3
Interest expense (primarily the 2033 senior unsecured notes)	(10.2)
Impact of NYU master lease at 770 Broadway	8.9
Variable businesses (primarily signage)	8.0
Park Avenue Plaza	1.8
Other, net	(2.3)
	19.5
Noncontrolling interests' share of above items, impact of assumed conversions of convertible securities, and impact of share buyback	(1.7)
Net increase	17.8	0.11

FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the three months ended June 30, 2026	$131.1	$0.67

See page 10 for a reconciliation of net income (loss) attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions (non-GAAP) for the three and six months ended June 30, 2026 and 2025. Reconciliations of FFO attributable to common shareholders plus assumed conversions to FFO attributable to common shareholders plus assumed conversions, as adjusted are provided above.

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Acquisitions
Park Avenue Plaza
On June 11, 2026, we completed the purchase of a 49.0% interest in Park Avenue Plaza at a gross asset valuation of $1.1 billion ($950 per square foot). We acquired our interest subject to our share of the $575,000,000 loan encumbering the property. The loan bears interest at a fixed rate of 2.99% and matures in November 2031.
Park Avenue Plaza is a 45-story, 1,200,000 rentable square foot building located at 55 East 52nd Street. The office building, co-owned by Fisher Brothers, has protected Park Avenue views and occupies the full through-block between East 52nd and East 53rd Street.
Fisher Brothers retains its current 51.0% ownership interest and continues to manage and lease the property. Vornado and Fisher Brothers have joint control over major decisions.
3 East 54th Street
On January 7, 2026, we acquired 3 East 54th Street, an asset situated on 18,400 square feet of land, for $141,000,000. Previously, in July 2025, we purchased the $35,000,000 A-Note secured by the property at par plus accrued interest, and in August 2024, we purchased the $50,000,000 B-Note secured by the property. The A-Note and B-Note were in default. The $107,000,000 loan balance, including default interest and advances, was credited towards the purchase price.
3 East 54th Street is located between Fifth Avenue and Madison Avenue on 54th Street, adjacent to the St. Regis Hotel and our Upper Fifth Avenue retail properties. The land is zoned for approximately 232,500 buildable square feet as-of-right, and we are in the process of demolishing the existing buildings on the site.
Dispositions
Alexander’s, Inc. (“Alexander’s”)
On May 28, 2026, Alexander’s, in which we own a 32.4% interest, completed the sale of its Rego Park I property for $235,500,000. As a result of the sale, we recognized our $44,329,000 share of the net gain and received a $2,355,000 sales commission paid by Alexander’s, of which $500,000 was paid to a third-party broker.
606 Broadway
On May 14, 2026, a 50.0% owned consolidated joint venture completed the sale of 606 Broadway. The purchaser acquired the non-recourse mortgage loan, which was in maturity default, at a discount and paid the joint venture $3,000,000 in cash ($2,400,000 to Vornado). The transaction resulted in a $32,073,000 gain on debt extinguishment, of which $15,932,000 is attributable to noncontrolling interests. The property was previously impaired in the fourth quarter of 2023, and had a carrying value of $52,073,000 as of the sale date.
Financing Activity
Senior Unsecured Notes Due 2026
We repaid our $400,000,000 2.15% senior unsecured notes on their June 1, 2026, maturity date.
61 Ninth Avenue
On May 8, 2026, a joint venture, in which we have a 45.1% interest, completed a $161,000,000 refinancing of 61 Ninth Avenue. The interest-only mortgage loan matures in June 2028, with a nine-month extension option subject to certain conditions, and bears interest at SOFR plus 3.00% in year one, SOFR plus 3.35% for year two, and SOFR plus 3.85% during the extension period. The refinancing replaced the joint venture’s prior $167,500,000 mortgage loan on the property. On February 2, 2026, the joint venture had extended that prior loan’s maturity by seven months and simultaneously paid down the principal balance by $12,500,000 to $155,000,000.
350 Park Avenue
On March 10, 2026, an affiliate of Kenneth C. Griffin (“KG”) provided a $400,000,000 mortgage loan secured by 350 Park Avenue, the proceeds of which were used to defease the existing $400,000,000 mortgage loan in connection with the site’s development. The new interest-only loan bears interest at a fixed rate of 4.00% and matures in January 2027. Concurrently, and in connection with the planned development, Citadel Enterprise Americas LLC vacated the building and assigned its existing master lease to an affiliate of KG as tenant, and the lease was amended to provide for net rent of $16,000,000 per annum, equal to the interest payments under the new mortgage loan.

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Financing Activity - continued
One Park Avenue
On February 9, 2026, we completed a $525,000,000 refinancing of One Park Avenue, a 945,000 square foot Manhattan office building. The five-year interest-only loan matures in February 2031 and bears interest at a rate of SOFR plus 1.78%. The loan replaced the previous $525,000,000 loan that bore interest at SOFR plus 1.22% and was scheduled to mature in March 2026.
825 Seventh Avenue Office Condominium
On January 26, 2026, a joint venture, in which we have a 50.0% interest, entered into a nine-month extension with the lenders on the $54,000,000 mortgage loan encumbering the office condominium of 825 Seventh Avenue and simultaneously paid down the principal balance by $6,000,000 to $48,000,000. The loan was previously scheduled to mature in January 2026. The non-recourse interest-only loan bears interest at a rate of SOFR plus 2.75% and matures in October 2026, with a fifteen-month extension option subject to loan-to-value and debt yield requirements.
7 West 34th Street
On January 23, 2026, a joint venture, in which we have a 53.0% interest, completed a $250,000,000 refinancing of 7 West 34th Street, a 477,000 square foot Manhattan office and retail building. The non-recourse, five-year interest-only mortgage loan matures in February 2031 and has a fixed rate of 5.79%. The joint venture paid down by $50,000,000 the prior $300,000,000 full-recourse loan that bore interest at 3.65% and was scheduled to mature in June 2026. The loan was paid down using property-level reserves and a $25,000,000 member loan from Vornado which accrues interest at 16.00% and receives priority on distributions.
Senior Unsecured Notes Due 2033
On January 14, 2026, we completed a public offering of $500,000,000 5.75% senior unsecured notes due February 1, 2033 (“2033 Notes”). Interest on the senior unsecured notes is payable semi-annually on February 1 and August 1, commencing August 1, 2026. The 2033 Notes were sold at 99.824% of their face amount to yield 5.78%. A portion of the $494,000,000 net proceeds from the 2033 Notes was used to repay our $400,000,000 senior unsecured notes at their June 2026 maturity.
2031 Revolving Credit Facility
On January 7, 2026, we completed a $1.105 billion refinancing of one of our two revolving credit facilities. On February 4, 2026, the facility was upsized to $1.130 billion. The $1.130 billion amended facility currently bears interest at a rate of SOFR plus 1.01% and is scheduled to mature in February 2031 (as fully extended). The facility fee is 24 basis points. The facility replaced the previous $1.25 billion revolving credit facility which was scheduled to mature in December 2027.
2029 Revolving Credit Facility
On January 7, 2026, we upsized our $915,000,000 revolving credit facility that matures in April 2029 (as fully extended) to $1.0 billion. The credit facility currently bears interest at a rate of SOFR plus 1.16% and has a facility fee of 24 basis points.
Unsecured Term Loan
On January 7, 2026, we completed a refinancing of our unsecured term loan and upsized the loan amount to $850,000,000. The loan bears interest at SOFR plus 1.15% and matures in February 2031 (as fully extended). The loan replaced the previous $800,000,000 term loan which bore interest at SOFR plus 1.25% and was scheduled to mature in December 2027.
888 Seventh Avenue
On December 10, 2025, the $244,543,000 non-recourse mortgage loan on 888 Seventh Avenue matured and was not repaid, at which time the lenders declared an event of default. On March 9, 2026, we entered into a forbearance agreement pursuant to which the lenders agreed to forbear from exercising their remedies and waived default interest through March 2027. During the forbearance period, regularly scheduled interest and required monthly amortization payments continue to accrue, but payment is deferred until the expiration or earlier termination of the forbearance period, at which time such amounts become due and payable.
Share Repurchase Program
On April 29, 2026, Vornado announced that its Board of Trustees has authorized an additional repurchase of up to $300,000,000 of its outstanding common shares under the share repurchase plan. As of August 3, 2026, $286,590,000 remained available for repurchases.
During the three months ended June 30, 2026, we repurchased 1,787,090 common shares for $53,461,000 at an average price per share of $29.92.

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Leasing Activity
The leasing activity and related statistics in the tables below are based on leases signed during the period and are not intended to coincide with the commencement of rental revenue in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Second generation relet space represents square footage that has not been vacant for more than nine months and tenant improvements and leasing commissions are based on our share of square feet leased during the period.

(Square feet in thousands)	New York			555 California Street
	Office	Retail	THE MART
Three Months Ended June 30, 2026
Total square feet leased	348	61	103	15
Our share of square feet leased:	307	36	103	10
Initial rent(1)	$107.24	$277.05	$54.12	$71.70
Weighted average lease term (years)	8.0	2.0	7.3	2.5
Second generation relet space:
Square feet	143	32	50	—
GAAP basis:
Straight-line rent(2)	$97.25	$265.77	$60.96	$—
Prior straight-line rent	$90.32	$237.00	$53.48	$—
Percentage increase	7.7%	12.1%	14.0%	—%
Cash basis (non-GAAP):
Initial rent(1)	$101.48	$265.18	$61.63	$—
Prior escalated rent	$96.69	$251.40	$59.26	$—
Percentage increase	5.0%	5.5%	4.0%	—%
Tenant improvements and leasing commissions:
Per square foot	$113.69	$38.94	$96.27	$49.39
Per square foot per annum	$14.21	$19.47	$13.19	$19.76
Percentage of initial rent	13.3%	7.0%	24.4%	27.6%

(Square feet in thousands)	New York			555 California Street
	Office	Retail	THE MART
Six Months Ended June 30, 2026
Total square feet leased	659	86	122	111
Our share of square feet leased:	550	49	122	77
Initial rent(1)	$105.14	$349.23	$56.59	$141.28
Weighted average lease term (years)	8.3	4.8	6.7	8.6
Second generation relet space:
Square feet	264	33	65	58
GAAP basis:
Straight-line rent(2)	$97.07	$286.88	$62.88	$178.18
Prior straight-line rent	$88.66	$247.34	$56.76	$123.11
Percentage increase	9.5%	16.0%	10.8%	44.7%
Cash basis (non-GAAP):
Initial rent(1)	$101.75	$284.90	$63.69	$162.85
Prior escalated rent	$95.02	$265.32	$62.14	$134.95
Percentage increase	7.1%	7.4%	2.5%	20.7%
Tenant improvements and leasing commissions:
Per square foot	$125.80	$62.70	$85.90	$159.54
Per square foot per annum	$15.16	$13.06	$12.82	$18.55
Percentage of initial rent	14.4%	3.7%	22.7%	13.1%
_______________________________
(1)Represents the cash basis weighted average starting rent per square foot, which is generally indicative of market rents. Most leases include free rent and periodic step-ups in rent which are not included in the initial cash basis rent per square foot but are included in the GAAP basis straight-line rent per square foot.
(2)Represents the GAAP basis weighted average rent per square foot that is recognized over the term of the respective leases and includes the effect of free rent and periodic step-ups in rent.
Occupancy

(At Vornado's share)	New York			THE MART	555 California Street
	Total	Office	Retail
Occupancy as of June 30, 2026	90.8%	92.2%	77.8%	80.4%	87.5%

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Same Store Net Operating Income ("NOI") (non-GAAP) At Share:
	Total	New York	THE MART(2)	555 California Street
Same store NOI at share % increase (decrease)(1):
Three months ended June 30, 2026 compared to June 30, 2025	9.8%	11.9%	9.1%	(14.3)%
Six months ended June 30, 2026 compared to June 30, 2025	8.1%	10.5%	5.7%	(17.9)%
Three months ended June 30, 2026 compared to March 31, 2026	8.3%	3.8%	71.8%	8.8%

Same store NOI at share - cash basis % increase (decrease)(1):
Three months ended June 30, 2026 compared to June 30, 2025	2.9%	6.2%	15.1%	(48.6)%	(3)
Six months ended June 30, 2026 compared to June 30, 2025	0.8%	4.7%	9.3%	(49.9)%	(3)
Three months ended June 30, 2026 compared to March 31, 2026	5.6%	0.4%	63.8%	1.2%
____________________
(1)See pages 12 through 17 for same store NOI at share and same store NOI at share - cash basis reconciliations.
(2)The three months ended June 30, 2026 and 2025 include the impact of a reversal of a prior period tax accrual resulting from a property tax reassessment.
(3)Variance in same store NOI at share vs. same store NOI at share - cash basis is primarily due to GAAP rent commencing on new leases with free rent periods.

NOI At Share and NOI At Share - Cash Basis:
The elements of our New York and Other NOI at share and NOI at share - cash basis for the three and six months ended June 30, 2026 and 2025 and the three months ended March 31, 2026 are summarized below.

(Amounts in thousands)	For the Three Months Ended			For the Six Months Ended June 30,
	June 30,		March 31, 2026
	2026	2025		2026	2025
NOI at share:
New York:
Office (includes base retail)(1)(2)	$183,424	$170,935	$174,943	$358,367	$364,485
Street Retail(1)	52,533	44,492	46,686	99,219	88,062
Residential	6,695	6,362	6,996	13,691	12,554
Alexander's	9,046	8,315	7,924	16,970	17,824
Total New York	251,698	230,104	236,549	488,247	482,925
Other:
THE MART(3)	27,299	25,197	15,890	43,189	41,113
555 California Street	14,850	18,686	13,651	28,501	36,529
Other investments	10,217	3,686	6,033	16,250	10,396
Total Other	52,366	47,569	35,574	87,940	88,038
NOI at share	$304,064	$277,673	$272,123	$576,187	$570,963

NOI at share - cash basis:
New York:
Office (includes base retail)(1)(2)(4)	$155,899	$124,268	$151,963	$307,862	$293,514
Street Retail(1)	49,754	42,764	41,239	90,993	84,453
Residential	6,354	5,990	6,571	12,925	11,838
Alexander's	2,950	9,344	8,756	11,706	19,882
Total New York	214,957	182,366	208,529	423,486	409,687
Other:
THE MART(3)	28,873	25,258	17,625	46,498	42,775
555 California Street	8,962	20,684	8,859	17,821	38,821
Other investments	10,391	3,411	6,044	16,435	9,807
Total Other	48,226	49,353	32,528	80,754	91,403
NOI at share - cash basis	$263,183	$231,719	$241,057	$504,240	$501,090
________________________________
(1)During the first quarter of 2026, we reclassified retail assets located at the base of our office buildings from the retail subsegment to the office subsegment. The retail subsegment was renamed “Street Retail” and now comprises standalone retail properties and mixed-use assets with prominent retail components, including related signage, with a concentration on High Streets such as Fifth Avenue, Madison Avenue and Times Square. Prior period balances have been reclassified to conform to current period presentation. This change applies only to net operating income; all other operating metrics, including occupancy, leasing activity, and lease expirations continue to be presented based on space type.
(2)Includes Building Maintenance Services NOI of $7,306, $7,584, $10,170, $17,476 and $14,520 for the three months ended June 30, 2026 and 2025 and March 31, 2026 and the six months ended June 30, 2026 and 2025, respectively.
(3)The three months ended June 30, 2026 and 2025 include the impact of a reversal of a prior period tax accrual resulting from a property tax reassessment.
(4)2025 includes the impact of the payment of $22,361 for prior period PENN 1 ground rent owed based on the rent reset determination.

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Active Development/Redevelopment Summary as of June 30, 2026:

(Amounts in thousands, except square feet)
		(at Vornado’s share)					Projected Incremental Cash Yield
Active Development Projects:	Property Rentable Sq. Ft.	Budget		Cash Amount Expended	Remaining Expenditures	Projected Leasing Stabilization Year
623 Fifth Avenue office condominium	383,000	$450,000	(1)	$244,255	$205,745	2028	10.1%
________________________________
(1)Includes purchase price.
There can be no assurance that the above project will be completed, completed on schedule or within budget. In addition, there can be no assurance that the Company will be successful in leasing the property on the expected schedule or at the assumed rental rates.
Conference Call and Audio Webcast
As previously announced, the Company will host a quarterly earnings conference call and an audio webcast on Tuesday, August 4, 2026 at 10:00 a.m. Eastern Time (ET). The conference call can be accessed by dialing 888-317-6003 (domestic) or 412-317-6061 (international) and entering the passcode 0217387. A live webcast of the conference call will be available on Vornado’s website at www.vno.com in the Investor Relations section and an online playback of the webcast will be available on the website following the conference call.
Contact
Thomas J. Sanelli
(212) 894-7000
Supplemental Data
Further details regarding results of operations, properties and tenants can be accessed at the Company’s website www.vno.com. Vornado Realty Trust is a fully-integrated equity real estate investment trust.
Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our future results, financial condition and business may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as "approximates," "believes," "expects," "anticipates," "estimates," "intends," "plans," "would," "may" or other similar expressions in this press release. We also note the following forward-looking statements: in the case of our development and redevelopment projects, the estimated completion date, estimated project cost, projected incremental cash yield, stabilization date and cost to complete; estimates of future rents, estimates of future capital expenditures, dividends to common and preferred shareholders and operating partnership distributions. Many of the factors that will determine the outcome of these and our other forward-looking statements are beyond our ability to control or predict. For a discussion of factors that could materially affect the outcome of our forward-looking statements and our future results and financial condition, see “Risk Factors” in Part I, Item 1A, of our Annual Report on Form 10-K for the year ended December 31, 2025.

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VORNADO REALTY TRUST
CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)	As of		Increase (Decrease)
	June 30, 2026	December 31, 2025
ASSETS
Real estate, at cost:
Land	$2,357,135	$2,408,914	$(51,779)
Buildings and improvements	11,083,517	10,942,418	141,099
Development costs and construction in progress	1,012,045	890,143	121,902
Leasehold improvements and equipment	109,117	105,080	4,037
Total	14,561,814	14,346,555	215,259
Less accumulated depreciation and amortization	(4,411,617)	(4,191,075)	(220,542)
Real estate, net	10,150,197	10,155,480	(5,283)
Right-of-use assets	668,171	671,308	(3,137)
Net investment in lease	166,450	166,024	426
Cash, cash equivalents, and restricted cash
Cash and cash equivalents	675,353	840,850	(165,497)
Restricted cash	113,567	136,696	(23,129)
Total	788,920	977,546	(188,626)
Tenant and other receivables	97,552	77,137	20,415
Investments in partially owned entities	2,229,224	1,941,278	287,946
Receivable arising from the straight-lining of rents	803,848	752,545	51,303
Deferred leasing costs, net	379,374	374,620	4,754
Identified intangible assets, net	106,820	110,593	(3,773)
Other assets	220,612	294,587	(73,975)
Total assets	$15,611,168	$15,521,118	$90,050
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Liabilities:
Mortgages payable, net	$4,844,730	$4,920,669	$(75,939)
Senior unsecured notes, net	841,940	747,202	94,738
Unsecured term loan, net	840,030	797,337	42,693
Unsecured revolving credit facilities	918,000	720,420	197,580
Lease liabilities	696,225	699,640	(3,415)
Accounts payable and accrued expenses	354,074	376,190	(22,116)
Deferred compensation plan	98,746	113,778	(15,032)
Other liabilities	320,452	341,359	(20,907)
Total liabilities	8,914,197	8,716,595	197,602
Redeemable noncontrolling interests	733,687	647,951	85,736
Shareholders' equity	5,787,587	5,986,727	(199,140)
Noncontrolling interests in consolidated subsidiaries	175,697	169,845	5,852
Total liabilities, redeemable noncontrolling interests and equity	$15,611,168	$15,521,118	$90,050

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VORNADO REALTY TRUST
OPERATING RESULTS

(Amounts in thousands, except per share amounts)	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Revenues	$462,242	$441,437	$921,347	$903,016

Net income	$39,196	$813,227	$17,170	$913,051
Less net (income) loss attributable to noncontrolling interests in:
Consolidated subsidiaries	(5,748)	10,981	6,942	21,414
Operating Partnership	(1,489)	(64,863)	530	(72,752)
Net income attributable to Vornado	31,959	759,345	24,642	861,713
Preferred share dividends	(15,525)	(15,526)	(31,050)	(31,052)
Net income (loss) attributable to common shareholders	$16,434	$743,819	$(6,408)	$830,661

Income (loss) per common share - basic:
Net income (loss) per common share	$0.09	$3.87	$(0.03)	$4.33
Weighted average shares outstanding	187,279	191,984	188,462	191,680

Income (loss) per common share - diluted:
Net income (loss) per common share	$0.08	$3.70	$(0.03)	$4.14
Weighted average shares outstanding	194,201	201,066	188,462	200,927

FFO attributable to common shareholders plus assumed conversions (non-GAAP)	$144,078	$120,928	$240,391	$256,028
Per diluted share (non-GAAP)	$0.74	$0.60	$1.22	$1.27

FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP)	$131,073	$113,324	$234,241	$239,628
Per diluted share (non-GAAP)	$0.67	$0.56	$1.19	$1.19

Weighted average shares used in determining FFO attributable to common shareholders plus assumed conversions per diluted share	195,722	201,042	196,578	200,927
FFO is computed in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as GAAP net income or loss adjusted to exclude net gains from sales of certain real estate assets, impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, depreciation and amortization expense from real estate assets and other specified items, including the pro rata share of such adjustments of unconsolidated subsidiaries. FFO and FFO per diluted share are non-GAAP financial measures used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. FFO does not represent cash generated from operating activities and is not necessarily indicative of cash available to fund cash requirements and should not be considered as an alternative to net income as a performance measure or cash flow as a liquidity measure. FFO may not be comparable to similarly titled measures employed by other companies. In addition to FFO attributable to common shareholders plus assumed conversions, we also disclose FFO attributable to common shareholders plus assumed conversions, as adjusted. Although this non-GAAP measure clearly differs from NAREIT’s definition of FFO, we believe it provides a meaningful presentation of operating performance. Reconciliations of net income (loss) attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions are provided on the following page. Reconciliations of FFO attributable to common shareholders plus assumed conversions to FFO attributable to common shareholders plus assumed conversions, as adjusted are provided on page 2 of this press release.

NYSE: VNO | WWW.VNO.COM	PAGE 9 OF 17

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS
The following table reconciles net income (loss) attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions:

(Amounts in thousands, except per share amounts)	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Net income (loss) attributable to common shareholders	$16,434	$743,819	$(6,408)	$830,661
Per diluted share	$0.08	$3.70	$(0.03)	$4.14

FFO adjustments:
Depreciation and amortization of real property	$157,776	$103,142	$263,162	$207,399
Gain on sales-type lease	—	(803,248)	—	(803,248)
Real estate impairment losses	—	542	—	542
Our share of partially owned entities:
Depreciation and amortization of real property	25,274	24,107	49,062	48,632
Net gains on sale of real estate	(44,930)	(2,527)	(44,930)	(79,535)
FFO adjustments, net	138,120	(677,984)	267,294	(626,210)
Impact of assumed conversion of dilutive convertible securities	383	385	767	735
Noncontrolling interests' share of above adjustments on a dilutive basis	(10,859)	54,708	(21,262)	50,842
FFO attributable to common shareholders plus assumed conversions (non-GAAP)	$144,078	$120,928	$240,391	$256,028
Per diluted share	$0.74	$0.60	$1.22	$1.27

Reconciliation of weighted average shares outstanding:
Weighted average common shares outstanding	187,279	191,984	188,462	191,680
Effect of dilutive securities:
Share-based payment awards	6,922	7,740	6,529	7,951
Convertible securities	1,521	1,318	1,587	1,296
Denominator for FFO per diluted share	195,722	201,042	196,578	200,927

NYSE: VNO | WWW.VNO.COM	PAGE 10 OF 17

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED
Below is a reconciliation of net income (loss) to NOI at share and NOI at share - cash basis for the three and six months ended June 30, 2026 and 2025 and the three months ended March 31, 2026.

(Amounts in thousands)	For the Three Months Ended			For the Six Months Ended June 30,
	June 30,		March 31, 2026
	2026	2025		2026	2025
Net income (loss)	$39,196	$813,227	$(22,026)	$17,170	$913,051
Depreciation and amortization expense	171,228	115,574	118,528	289,756	231,729
General and administrative expense	39,100	39,978	42,245	81,345	78,575
Transaction related costs and other	173	721	762	935	764
Income from partially owned entities	(63,195)	(16,671)	(12,822)	(76,017)	(113,648)
Interest and other investment income, net	(8,989)	(11,056)	(9,327)	(18,316)	(19,317)
Interest and debt expense	89,582	87,929	89,206	178,788	183,745
Gain on debt extinguishment	(32,073)	—	—	(32,073)	—
Gain on sales-type lease	—	(803,248)	—	—	(803,248)
Net gains on disposition of wholly owned and partially owned assets	—	(8,488)	—	—	(24,039)
Income tax expense	3,571	4,123	5,908	9,479	11,316
NOI from partially owned entities	76,638	66,227	68,308	144,946	133,338
NOI attributable to noncontrolling interests in consolidated subsidiaries	(11,167)	(10,643)	(8,659)	(19,826)	(21,303)
NOI at share	304,064	277,673	272,123	576,187	570,963
Non-cash adjustments for straight-line rents, amortization of acquired below-market leases, net, and other	(40,881)	(45,954)	(31,066)	(71,947)	(69,873)
NOI at share - cash basis	$263,183	$231,719	$241,057	$504,240	$501,090
NOI at share represents total revenues less operating expenses including our share of partially owned entities. NOI at share - cash basis represents NOI at share adjusted to exclude straight-line rental income and expense, amortization of acquired below and above market leases, accruals for ground rent resets yet to be determined, and other non-cash adjustments. We consider NOI at share to be the primary non-GAAP financial measure for making decisions and assessing the unlevered performance of our segments as it relates to the return on assets as opposed to the levered return on equity. As properties are bought and sold based on NOI at share - cash basis, we utilize this measure to make investment decisions as well as to compare the performance of our assets to that of our peers. NOI at share and NOI at share - cash basis should not be considered alternatives to net income or cash flow from operations and may not be comparable to similarly titled measures employed by other companies.

NYSE: VNO | WWW.VNO.COM	PAGE 11 OF 17

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED
Same store NOI at share represents NOI at share from operations which are in service in both the current and prior year reporting periods. Same store NOI at share - cash basis is same store NOI at share adjusted to exclude straight-line rental income and expense, amortization of acquired below and above market leases, accruals for ground rent resets yet to be determined, and other non-cash adjustments. We use these non-GAAP measures to (i) facilitate meaningful comparisons of the operational performance of our properties and segments, (ii) make decisions on whether to buy, sell or refinance properties, and (iii) compare the performance of our properties and segments to those of our peers. Same store NOI at share and same store NOI at share - cash basis should not be considered alternatives to net income or cash flow from operations and may not be comparable to similarly titled measures employed by other companies.
Below are reconciliations of NOI at share to same store NOI at share for our New York segment, THE MART, 555 California Street and other investments for the three months ended June 30, 2026 compared to June 30, 2025.

(Amounts in thousands)	Total	New York	THE MART	555 California Street	Other
NOI at share for the three months ended June 30, 2026	$304,064	$251,698	$27,299	$14,850	$10,217
Less NOI at share from:
Acquisitions	(2,695)	(2,695)	—	—	—
Dispositions	437	436	1	—	—
Development properties	(4,603)	(4,603)	—	—	—
Other non-same store income, net	(21,614)	(11,397)	—	—	(10,217)
Same store NOI at share for the three months ended June 30, 2026	$275,589	$233,439	$27,300	$14,850	$—

NOI at share for the three months ended June 30, 2025	$277,673	$230,104	$25,197	$18,686	$3,686
Less NOI at share from:
Dispositions	(1,007)	(833)	(174)	—	—
Development properties	(14,343)	(14,343)	—	—	—
Other non-same store income, net	(11,334)	(6,281)	—	(1,367)	(3,686)
Same store NOI at share for the three months ended June 30, 2025	$250,989	$208,647	$25,023	$17,319	$—

Increase (decrease) in same store NOI at share	$24,600	$24,792	$2,277	$(2,469)	$—

% increase (decrease) in same store NOI at share	9.8%	11.9%	9.1%	(14.3)%	—%

NYSE: VNO | WWW.VNO.COM	PAGE 12 OF 17

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED
Below are reconciliations of NOI at share - cash basis to same store NOI at share - cash basis for our New York segment, THE MART, 555 California Street and other investments for the three months ended June 30, 2026 compared to June 30, 2025.

(Amounts in thousands)	Total	New York	THE MART	555 California Street	Other
NOI at share - cash basis for the three months ended June 30, 2026	$263,183	$214,957	$28,873	$8,962	$10,391
Less NOI at share - cash basis from:
Acquisitions	(1,544)	(1,544)	—	—	—
Dispositions	437	436	1	—	—
Development properties	(3,786)	(3,786)	—	—	—
Other non-same store income, net	(27,450)	(17,059)	—	—	(10,391)
Same store NOI at share - cash basis for the three months ended June 30, 2026	$230,840	$193,004	$28,874	$8,962	$—

NOI at share - cash basis for the three months ended June 30, 2025	$231,719	$182,366	$25,258	$20,684	$3,411
Less NOI at share - cash basis from:
Dispositions	(1,099)	(925)	(174)	—	—
Development properties	(13,992)	(13,992)	—	—	—
Other non-same store expense (income), net	7,692	14,363	—	(3,260)	(3,411)
Same store NOI at share - cash basis for the three months ended June 30, 2025	$224,320	$181,812	$25,084	$17,424	$—

Increase (decrease) in same store NOI at share - cash basis	$6,520	$11,192	$3,790	$(8,462)	$—

% increase (decrease) in same store NOI at share - cash basis	2.9%	6.2%	15.1%	(48.6)%	—%

NYSE: VNO | WWW.VNO.COM	PAGE 13 OF 17

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED

Below are reconciliations of NOI at share to same store NOI at share for our New York segment, THE MART, 555 California Street and other investments for the six months ended June 30, 2026 compared to June 30, 2025.

(Amounts in thousands)	Total	New York	THE MART	555 California Street	Other
NOI at share for the six months ended June 30, 2026	$576,187	$488,247	$43,189	$28,501	$16,250
Less NOI at share from:
Acquisitions	(2,532)	(2,532)	—	—	—
Dispositions	1,118	1,117	1	—	—
Development properties	(5,721)	(5,721)	—	—	—
Other non-same store income, net	(33,548)	(17,298)	—	—	(16,250)
Same store NOI at share for the six months ended June 30, 2026	$535,504	$463,813	$43,190	$28,501	$—

NOI at share for the six months ended June 30, 2025	$570,963	$482,925	$41,113	$36,529	$10,396
Less NOI at share from:
Dispositions	(2,340)	(2,098)	(242)	—	—
Development properties	(23,624)	(23,624)	—	—	—
Other non-same store income, net	(49,735)	(37,517)	—	(1,822)	(10,396)
Same store NOI at share for the six months ended June 30, 2025	$495,264	$419,686	$40,871	$34,707	$—

Increase (decrease) in same store NOI at share	$40,240	$44,127	$2,319	$(6,206)	$—

% increase (decrease) in same store NOI at share	8.1%	10.5%	5.7%	(17.9)%	—%

NYSE: VNO | WWW.VNO.COM	PAGE 14 OF 17

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED
Below are reconciliations of NOI at share - cash basis to same store NOI at share - cash basis for our New York segment, THE MART, 555 California Street and other investments for the six months ended June 30, 2026 compared to June 30, 2025.

(Amounts in thousands)	Total	New York	THE MART	555 California Street	Other
NOI at share - cash basis for the six months ended June 30, 2026	$504,240	$423,486	$46,498	$17,821	$16,435
Less NOI at share - cash basis from:
Acquisitions	(1,365)	(1,365)	—	—	—
Dispositions	1,118	1,117	1	—	—
Development properties	(3,260)	(3,260)	—	—	—
Other non-same store income, net	(46,246)	(29,811)	—	—	(16,435)
Same store NOI at share - cash basis for the six months ended June 30, 2026	$454,487	$390,167	$46,499	$17,821	$—

NOI at share - cash basis for the six months ended June 30, 2025	$501,090	$409,687	$42,775	$38,821	$9,807
Less NOI at share - cash basis from:
Dispositions	(2,528)	(2,284)	(244)	—	—
Development properties	(23,381)	(23,381)	—	—	—
Other non-same store income, net	(24,368)	(11,301)	—	(3,260)	(9,807)
Same store NOI at share - cash basis for the six months ended June 30, 2025	$450,813	$372,721	$42,531	$35,561	$—

Increase (decrease) in same store NOI at share - cash basis	$3,674	$17,446	$3,968	$(17,740)	$—

% increase (decrease) in same store NOI at share - cash basis	0.8%	4.7%	9.3%	(49.9)%	—%

NYSE: VNO | WWW.VNO.COM	PAGE 15 OF 17

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED
Below are reconciliations of NOI at share to same store NOI at share for our New York segment, THE MART, 555 California Street and other investments for the three months ended June 30, 2026 compared to March 31, 2026.

(Amounts in thousands)	Total	New York	THE MART	555 California Street	Other
NOI at share for the three months ended June 30, 2026	$304,064	$251,698	$27,299	$14,850	$10,217
Less NOI at share from:
Acquisitions	(2,875)	(2,875)	—	—	—
Dispositions	437	436	1	—	—
Development properties	(8,769)	(8,769)	—	—	—
Other non-same store income, net	(18,874)	(8,657)	—	—	(10,217)
Same store NOI at share for the three months ended June 30, 2026	$273,983	$231,833	$27,300	$14,850	$—

NOI at share for the three months ended March 31, 2026	$272,123	$236,549	$15,890	$13,651	$6,033
Less NOI at share from:
Dispositions	682	681	1	—	—
Development properties	(10,288)	(10,288)	—	—	—
Other non-same store income, net	(9,578)	(3,545)	—	—	(6,033)
Same store NOI at share for the three months ended March 31, 2026	$252,939	$223,397	$15,891	$13,651	$—

Increase in same store NOI at share	$21,044	$8,436	$11,409	$1,199	$—

% increase in same store NOI at share	8.3%	3.8%	71.8%	8.8%	—%

NYSE: VNO | WWW.VNO.COM	PAGE 16 OF 17

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED
Below are reconciliations of NOI at share - cash basis to same store NOI at share - cash basis for our New York segment, THE MART, 555 California Street and other investments for the three months ended June 30, 2026 compared to March 31, 2026.

(Amounts in thousands)	Total	New York	THE MART	555 California Street	Other
NOI at share - cash basis for the three months ended June 30, 2026	$263,183	$214,957	$28,873	$8,962	$10,391
Less NOI at share - cash basis from:
Acquisitions	(1,723)	(1,723)	—	—	—
Dispositions	437	436	1	—	—
Development properties	(8,053)	(8,053)	—	—	—
Other non-same store income, net	(24,948)	(14,557)	—	—	(10,391)
Same store NOI at share - cash basis for the three months ended June 30, 2026	$228,896	$191,060	$28,874	$8,962	$—

NOI at share - cash basis for the three months ended March 31, 2026	$241,057	$208,529	$17,625	$8,859	$6,044
Less NOI at share - cash basis from:
Dispositions	682	681	1	—	—
Development properties	(8,293)	(8,293)	—	—	—
Other non-same store income, net	(16,627)	(10,583)	—	—	(6,044)
Same store NOI at share - cash basis for the three months ended March 31, 2026	$216,819	$190,334	$17,626	$8,859	$—

Increase in same store NOI at share - cash basis	$12,077	$726	$11,248	$103	$—

% increase in same store NOI at share - cash basis	5.6%	0.4%	63.8%	1.2%	—%

NYSE: VNO | WWW.VNO.COM	PAGE 17 OF 17